Exhibit 1.3

                            MEMORANDUM OF ASSOCIATION
                                       OF
                               YM BIOSCIENCES INC.


1. The name of the Company is YM BIOSCIENCES INC.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      (a) To sell or dispose of its undertaking, or a substantial part thereof;

      (b) To distribute any of its property in specie among its members; and

      (c) To amalgamate with any company or other body of persons.

3. The liability of the members is limited.

4. The capital of the Company is 500,000,000 voting common shares without nominal or par value, 500,000,000 Class A non-voting common shares without nominal or par value, 500,000,000 Class A preferred shares without nominal or par value and 500,000,000 Class B preferred shares without nominal or par value, all having the rights, restrictions, conditions and limitations set out in Annex 1 hereto with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the Companies Act of Nova Scotia.

                                     ANNEX 1

The rights, restrictions, conditions and limitations attached to the shares of the Company are as follows:

VOTING COMMON SHARES

1. Voting Rights: Each holder of voting common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company and to vote thereat, except meetings at which only holders of a specified class of shares (other than voting common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the voting common shares, each holder of voting common shares shall be entitled to one vote in respect of each voting common share held by him or her.

2. Dividends: The holders of the voting common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive any dividend declared by the Company thereon out of moneys properly applicable to the payment of dividends. The Company can declare a dividend on another class of shares without declaring a dividend on the voting common shares.

3. Rights on Dissolution: The holders of the voting common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company and pro rata, share for share, with the Class A non-voting common shares, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

CLASS A NON-VOTING COMMON SHARES

1. Voting Rights: Subject to the terms of the Third Schedule to Nova Scotia Companies Act (the "ACT"), the holders of Class A non-voting common shares shall not, as such, be entitled to receive notice of or to attend any meetings of shareholders of the Company or to vote thereat

2. Dividends: The holders of the Class A non-voting common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive any dividend declared by the Company thereon out of moneys properly applicable to the payment of dividends. The Company can declare a dividend on another class of shares without declaring a dividend on the Class A non-voting common shares.

3. Rights on Dissolution: The holders of the Class A non-voting shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company and pro rata, share for share, with the voting common shares, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

CLASS A PREFERRED SHARES

1. Consideration For Issue: The consideration for the issue of each Class A Preferred Shares shall be $10.00.

2. Dividends: The holders of the Class A Preferred Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive any dividend declared by the Company thereon out of moneys properly applicable to the payment of dividends. The Company can declare a dividend on another class of shares without declaring a dividend on the Class A Preferred Shares.

3     Redemption

3.1   Optional Redemption

The Class A Preferred Shares shall be redeemable at any time, in whole or in part, at the option of the Company. Subject to the rights, privileges, restrictions and conditions attaching to any shares of the Company ranking as to capital prior to the Class A Preferred Shares, the Company may, upon giving notice as hereinafter provided, redeem at any time all, or from time to time any part, of the then outstanding Class A Preferred Shares on payment for each share to be redeemed of $10.00 (the "Redemption Price").

3.2   Partial Redemption

In case a part only of the Class A Preferred Shares is to be redeemed at any time, the share so to be redeemed pro rata among all holders in accordance with the number of outstanding Class A Preferred Shares. If a part only of the Class A Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Company upon presentation and surrender of the first mentioned certificate.

3.3   Method of Redemption

In any case of redemption of Class A Preferred Shares, the Company shall at least 30 days before the date specified for redemption send by prepaid first class mail or deliver to each person who at the date of mailing or delivery is a holder of Class A Preferred Shares to be redeemed a notice in writing of the intention of the Company to redeem such Class A Preferred Shares. Such notice shall be mailed or delivered to each holder of Class A Preferred Shares to be redeemed at the last address of such holder as it appears on the securities register of the Company, or in the event of the address of any such holder not so appearing, then to the last address of such holder known to the Company. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if such failure or omission is discovered notice as aforesaid shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. Such notice shall set out the number of Class A Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date specified for redemption, and the place or places in Canada at which holders of Class A Preferred Shares may present and surrender the certificate or certificates representing such shares for redemption.


On and after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of Class A Preferred Shares to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Company or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing Class A Preferred Shares called for redemption. Payment in respect of Class A Preferred Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Company"s bankers.

The Company shall have the right, at any time after the mailing or delivery of notice of its intention to redeem the Class A Preferred Shares, to deposit the Redemption Price of the Class A Preferred Shares so called for redemption, or of such of the Class A Preferred Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a separate account in any chartered bank or trust company in Canada named in the redemption notice or in the subsequent notice in writing to the holders of the Class A Preferred Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the Class A Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class A Preferred Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Price of their respective Class A Preferred Shares being redeemed upon presentation and surrender of the certificate or certificates representing such shares. Any interest allowed on any such deposit shall belong to the Company.

From and after the date specified for redemption in any notice of redemption, the Class A Preferred Shares called for redemption shall cease to be entitled to any participation in any distribution of the assets of the Company and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Redemption moneys which are represented by cheque which has not been presented to the Company"s bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a separate account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Company.

3.4 The Class A Preferred Shares may be redeemed at the option of the holders, at a price of $10.00 per Class A Preferred Share, in accordance with the provisions of any agreement entered into between the Company and all of the holders of Class A Preferred Shares.

4. Voting Rights: Except as herein referred to or as required by law, the holders of the Class A Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

5. Liquidation, Dissolution or Winding-up In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares shall be entitled to receive from the assets of the Company a sum equal to $10.00 for each Class A Preferred Share held by them respectively, before any amount shall be paid to the Company or any assets of the Company shall be distributed to holders of shares of any class of the Company ranking as to capital junior to the Class A Preferred Shares. After payment to the holders of the Class A Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Company.

6. Interpretation: For the purposes of these share provisions "RANKING AS TO CAPITAL" means ranking with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs.

7. Amendment The rights, privileges, restrictions and conditions attached to the Class A Preferred Shares may be added to, changed or removed by Articles of Amendment, but only with the approval of the holders of the Class A Preferred Shares given as hereinafter specified in addition to any vote or authorization required by law.

8. Approval of Holders of Class A Preferred Shares: The approval of the holders of the Class A Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preferred Shares or in respect of any other matter requiring the consent of the holder of the Class A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class A Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Class A Preferred Shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the articles of association of the Company with respect to meetings of shareholders or if not so prescribed, as otherwise required by law. On every poll taken at every meeting of holders of Class A Preferred Shares as a class, each holder of Class A Preferred Shares are entitled to vote thereat shall have one vote in respect of each Class A Preferred Share held.

CLASS B PREFERRED SHARES

Rights, privileges, restrictions and conditions applicable to the Class B Preferred Shares as a class:

1. Issuable in Series: The Class B Preferred Shares may at any time and from time to time be issued in one or more series as determined by the Board of Directors of the Company (the "Directors").


2. Director's Right to Fix Conditions: Before any Class B Preferred Shares are issued, the Directors, by Resolution, shall fix the number of shares that will form the particular series to be issued and subject to the provisions hereof, determine the designation, priorities, preferences, rights, privileges, restrictions and conditions to attach to each particular series including, but without in any way limiting or restricting the generality of the foregoing: the rate, amount or method of calculation of dividends; whether such rate, amount or method of calculation of dividends shall be subject to changes or adjustments; whether dividends shall be cumulative or non-cumulative; the time and place of payment of dividends; the priority of payment of dividends; the priority on distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; the consideration for and the terms and conditions (if any) of any purchase for cancellation, retraction or redemption thereof (including a provision that subsequent to the issue of a series the Directors may provide additional dates upon which the holder may require the Company to redeem his shares); the amount of the premium on redemption (if any); whether the amount of the premium on redemption (if any) is subject to changes or adjustments and on what terms; conversion rights (if any); the terms and conditions of any share purchase plan or sinking fund; the restriction (if any) respecting the payment of dividends on any shares ranking junior to the Class B

Preferred Shares; the right (if any) to vote and, in the circumstances, when the right to vote may be exercised; and the right (if any) to receive notices of and to attend meetings of Shareholders. Such Resolution shall be the only authorization required to fix such designation, priorities, preferences, rights, privileges, restrictions and conditions and to authorize such issuance and no approval, sanction or confirmation of such Resolution by the shareholders of the Company or otherwise shall be required.


3. Priority: Each series of Class B Preferred Shares shall rank in priority to and be entitled to preference over all of the common shares in the capital stock of the Company and over any other shares ranking junior to the Class B Preferred Shares that the Company may from time to time be authorized to issue, with respect to priority to and payment of dividends and on the distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs. Each series of Class B Preferred Shares may also be given any other preference over other classes of shares in the capital stock of the Company and other shares ranking junior to the Class B Preferred Shares that the Company may from time to time be authorized to issue, all as may be provided for by the Resolution of the Directors referred to in paragraph 2 above.

4. Restriction on Creation and Issuance of Shares: The Company shall not, without the authorization of the holders of Class B Preferred Shares given as specified in paragraph 5 hereof:

(a) other than Class A Preferred Shares, create or issue any shares ranking in priority to the Class B Preferred Shares with respect to the payment of dividends or on the distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company whether voluntary or involuntary, or any other distribution of assets of the Company among its Shareholders for the purpose of winding up its affairs; or

(b) increase the authorized number of Class B Preferred Shares or create any other preferred shares, other than Class A Preferred Shares, ranking pari passu with the Class B Preferred Shares with respect to the payment of dividends or on the distribution of assets of the Company in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its Shareholders for the purpose of winding up its affairs.

5. Approval of Holders of Class A Preferred Shares: The approval of the holders of the Class B Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Preferred Shares or in respect of any other matter requiring the consent of the holder of the Class B Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class B Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Class B Preferred Shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the articles of association of the Company with respect to meetings of shareholders or if not so prescribed, as otherwise required by law. On every poll taken at every meeting of holders of Class B Preferred Shares as a class, each holder of Class B Preferred Shares are entitled to vote thereat shall have one vote in respect of each Class B Preferred Share held.